Exhibit (d)(1)(H)

THE OPTIONS GRANTED PURSUANT HERETO AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

                      VOID AFTER 5:00 P.M. ON _______, 2010

                       THE LANGER BIOMECHANICS GROUP, INC.

Date of Original Issuance: ________ ___, 2000              Register No.:________

      THIS IS TO CERTIFY THAT, for value received, Kanders & Company, Inc., its successors or assigns (each, a "Holder"), has been granted 100,000 options (each a "Langer Option"), each Langer Option entitling the owner thereof to purchase from THE LANGER BIOMECHANICS GROUP, INC., a New York corporation (the "Company"), at any time prior to 5:00 p.m., New York City time, on _______, 2010 (the "Expiration Time"), one duly authorized, validly issued, fully paid and nonassessable share of the common stock, par value $.02 per share (the "Common Stock"), of the Company, as adjusted from time to time in accordance with the terms and provisions of this Option Agreement (each, an "Option Share"), all subject to the terms and conditions contained herein. Subject to adjustment as provided below, the exercise price per share (the "Exercise Price") shall be $1.525.

      The number of Option Shares and the Exercise Price per share set forth above are subject to adjustment as provided herein. Unless otherwise expressly set forth herein, all capitalized terms used but not otherwise defined herein shall have respective meanings attributed thereto in Section 12.

      The Langer Options shall not be evidenced by any instrument or agreement apart from this Option Agreement (the "Option Agreement").

1. Vesting and Exercise of Langer Options.

      1.1 The Langer Options shall vest (subject to acceleration and termination under the provisions hereof) in three installments as follows: Options as to 33,333 shares shall vest on each of December 31, 2001 and December 31, 2002 and Options as to 33,334 shares shall vest on December 31, 2003. Notwithstanding the foregoing, upon the death or Disability of the principal stockholder of the Holder, a pro rata portion of the Langer Options equal to (a)(i) the number of days elapsed between the date hereof and the date of such death or Disability as compared to (ii) the total number of days between the date hereof and December 31, 2003 (b) less the number of Options that have already vested shall vest immediately, and the remainder of the unvested Langer Options shall expire and shall no longer be exercisable. Furthermore, the Langer Options shall expire immediately and no longer be exercisable upon the failure to complete the tender offer contemplated by the Tender Offer Agreement, other than as a result of a breach by the Company of the Tender Offer Agreement or a failure by the Company to satisfy any of the conditions to the offer set forth in the Tender Offer Agreement. Notwithstanding the provisions of Section 1.2 below, any Langer Options which vest upon the death or Disability of the principal stockholder of the Holder shall be exercisable at any time prior to the Expiration Time or within three months (one year in the case of Disability) after the date of such death of Disability, whichever is earlier.

      1.2 Upon the vesting of the Langer Options, the Langer Options may be exercised, in whole or in part, but not as to less than 10,000 Langer Options or, if less, the number of Langer Options evidenced hereby, prior to the Expiration Time by surrendering this Option Agreement, with the exercise form provided for herein duly executed by the Holder or by the Holder's duly authorized attorney-in-fact, at the principal office of the Company, presently located at 450 Commack Road, Deer Park, New York 11729, or at such other office or agency in the United States as the Company may designate by notice to the Holder (in either event, the "Company Offices"), accompanied by either (a) payment in full, either in the form of cash, wire transfer, bank cashier's check or certified check payable to the order of the Company, of the aggregate Exercise Price payable in respect of the Langer Options being exercised or (b) a written notice to the Company that the Holder is exercising the Langer Options on a "cashless" basis by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Langer Options which when multiplied by the Current Market Price of the Common Stock is equal to the aggregate Exercise Price payable in respect of the number Langer Options being exercised (and such withheld shares of Common Stock shall no longer be issuable under this Option Agreement). If fewer than all of the Langer Options are exercised, the Company shall, upon each exercise prior to the Expiration Time, execute and deliver to the Holder a new Option Agreement (dated as of the date hereof) and otherwise identical hereto, evidencing the balance of the Langer Options that remain exercisable.

      1.3 On the date of exercise of the Langer Options, the Holder shall be deemed to have become the holder of record for all purposes of the Option Shares to which the exercise relates.

      1.4 As soon as practicable, but not in excess of five (5) days, after the exercise of all or part of the Langer Options, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder a certificate or certificates evidencing the number of Option Shares to which the Holder shall be entitled upon such exercise, provided that the Company shall not be required to pay any taxes payable as a result of the issuance of any certificate or certificates in a name other than that of the Holder, in which case the Company shall not be required to issue or deliver such certificate(s) unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      1.5 Each certificate representing Option Shares obtained upon exercise of a Langer Option shall bear a legend as follows unless such Option Shares have been registered under the Act and the issuance complies with any applicable state securities laws:

                  "The   securities   represented   by  this
                  certificate   have   been   acquired   for
                  investment  and have  not been  registered
                  under  the  Securities  Act  of  1933,  as
                  amended (the "Act").  The  securities  may
                  not   be    sold,    assigned,    pledged,
                  hypothecated   or  otherwise   transferred
                  except    pursuant    to   an    effective
                  registration  statement  under the Act and
                  in  compliance   with   applicable   state
                  securities  laws, or the Company  receives
                  an   opinion   of   counsel,    reasonably
                  satisfactory to the Company, that such registration is not required and that the sale, assignment, pledge, hypothecation or transfer is in compliance with applicable state securities laws."

2. Issuance of Common Stock; Reservation of Shares.

      2.1 The Company covenants and agrees that it will at all times reserve and keep available, free and clear from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the exercise of Langer Options as provided herein, such number of shares of Option Shares as shall then be issuable upon the exercise of all Langer Options then outstanding.

      2.2 The Company covenants and agrees that all Option Shares that may be issued upon the exercise of all or part of the Langer Options will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

      2.3 The Company further covenants and agrees that if any shares of Common Stock reserved for the purpose of the issuance of Option Shares upon exercise of the Langer Options require registration with, or approval of, any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will promptly use its best efforts to effect such registration or obtain such approval, as the case may be.

3. Adjustments of Exercise Price and Number and Character of Shares Issuable Upon Exercise.

      3.1 Upon each adjustment of the Exercise Price as a result of the calculations made in this Section, this Option Agreement shall thereafter evidence the right to receive, at the adjusted Exercise Price, that number of Option Shares (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of Option Shares covered by this Option Agreement immediately prior to such adjustment and the Exercise Price in effect immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately after such adjustment of the Exercise Price.

      3.2 The Exercise Price will be adjusted from time to time as provided herein.

            3.2.1 Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than (a) a dividend payable in additional shares of Common Stock or (b) a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, then, in each such case, subject to Section 3.3, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction

                  (a) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

                  (b) the  denominator  of which  shall be such  Current  Market
      Price.

            3.2.2 Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, the Exercise Price in effect immediately prior to the payment of such dividend or the consummation of such subdivision shall concurrently with the effectiveness of such dividend or subdivision be proportionately decreased.

            3.2.3 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            3.2.4 Issuances of Common Stock and Related Matters. (a) Issuances of Common Stock. If at any time the Company shall issue or sell any additional shares of Common

Stock (other than any such issuances or sales pursuant to options or warrants that are outstanding as of the date hereof) in exchange for consideration in an amount per additional share of Common Stock less than the Exercise Price at the time the additional shares of Common Stock are issued or sold, then (A) the Exercise Price shall be reduced to a price determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, plus (2) the consideration, if any, received by the Company upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale; and (B) the number of shares of Common Stock into which this Option Agreement is convertible shall be adjusted to equal the product obtained by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock into which this Option Agreement is convertible immediately prior to such issue or sale and dividing the product thereof by the Exercise Price resulting from the adjustment made pursuant to this Section 3.2.4(a).

            (b) Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the number of shares of Common Stock into which this Option Agreement is convertible and the Exercise Price shall be adjusted as provided in Section 3.2.4(a) on the basis that the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such convertible securities. If the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange is indeterminable as a result of a conversion or exercise price which adjusts over time, the determination of adjustments pursuant to this Section 3.2.4(b) shall be determined at the time of actual conversion or exercise of such convertible securities and an adjustment shall be made only upon actual conversions or exchanges which are below the Exercise Price on the date of issuance of such convertible securities. No further adjustments of the number of shares of Common Stock into which this Option Agreement is convertible and the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such convertible securities.

            (c) Other Provisions Applicable to Adjustments. The following provision shall be applicable to the making of adjustments of the number of shares of Common Stock into which this Option Agreement is convertible and the Exercise Price provided for in this Section 3.2.4. To the extent that any additional shares of Common Stock or any convertible securities or any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any convertible securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such additional shares of Common Stock or convertible securities are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or convertible securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any additional shares of Common Stock or any convertible securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or convertible securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such additional shares of Common Stock, convertible securities, warrants or other rights, as the case may be. The consideration for any additional shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any additional shares of Common Stock issuable pursuant to the terms of any convertible securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such convertible securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such convertible securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such convertible securities. In case of the issuance at any time of any additional shares of Common Stock or convertible securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or convertible securities a consideration equal to the amount of such dividend so paid or satisfied. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any consideration, such determination shall, if requested by the holder of this Option Agreement, be supported by an opinion of an investment banking firm of recognized national standing selected by the holder of this Option Agreement and acceptable to the Company.

      3.3 De Minimis Adjustments. If the amount of any adjustment of the Exercise Price per share required pursuant to this Section 3 would be less than $.02, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Exercise Price of at least $.02 per share. All calculations under this Option Agreement shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

      3.4 Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Exercise Price under the terms of this Option Agreement) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Exercise Price and number of shares of Common Stock purchasable upon exercise of the Langer Options by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

      3.5 Adjustments To Exercise Price and Number of Shares. Notwithstanding any adjustment in the Exercise Price or in the number or kind of shares of Common Stock purchasable upon exercise of the Langer Options, any Option Agreement theretofore or thereafter executed and delivered may continue to express the same number and kind of shares of Common Stock as are stated in this Option Agreement, as initially issued.

      3.6 Fractional Shares. Notwithstanding any adjustment pursuant to Section 3 in the number of shares of Common Stock covered by this Option Agreement or any other provision of this Option Agreement, the Company shall not be required to issue fractions of shares upon exercise of Langer Options or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of Langer
Options as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of exercise of Langer Options.

4. Consolidation, Merger, etc.

      4.1 Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Exercise Price is provided in
Section 3.2.1), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Option Agreement, the Holder of this Option Agreement, upon the exercise of a Langer Option at any time after the consummation of such transaction, shall be entitled to receive the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, transfer or recapitalization, by a holder of the number of securities of the Company for which a Langer Option might have been exercised immediately prior to such consolidation, merger, transfer or recapitalization. This provision shall similarly apply to successive consolidations, mergers or recapitalizations.

      4.2 Assumption of Obligations. Notwithstanding anything contained in this Option Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of Langer Options as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Option Agreement, (a) the obligations of the Company under this Option Agreement (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Option Agreement) and (b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive.

5. No Dilution or Impairment.

      The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company
(a) shall not permit the par value of any shares of stock receivable upon the exercise of Option Agreement to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Langer Options from time to time outstanding and (c) shall not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Langer Options would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

6. Registration Rights.

      Reference is hereby made to that certain Registration Rights Agreement pertaining to the Option Shares dated as of ________________ (the "Registration Rights Agreement") between the Company and Holder. Holder may assign its rights and benefits in, to and under the Registration Rights Agreement to any Holder in accordance with the terms of the Registration Rights Agreement.

7. Replacement of Securities.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option Agreement and of reasonably satisfactory indemnification, the Company shall promptly execute and deliver to the Holder a new Option Agreement of like tenor and date. Any such new Option Agreement executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute an additional contractual obligation on the part of the Company.

8. Registration.

      This Option Agreement, as well as all other Option Agreements issued pursuant hereto shall be numbered and shall be registered in a register (the "Option Register") maintained at the Company Offices as they are issued. The Option Register shall list the name, address and Social Security or other
Federal Identification Number, if any, of all Holders. The Company shall be entitled to treat the Holder as set forth in the Option Register as the owner in fact of the Langer Options as set forth therein for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Langer Options on the part of any other person, and shall not be liable for any registration of transfer of Langer Options that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

9. Transfer.

      9.1 Permissible Transferees. This Option Agreement and the right to purchase Langer Options evidenced hereby may be transferred, sold, assigned or hypothecated in whole or in part, at any time, or from time to time, provided that the Company shall not be required to issue Option Agreements as a result of any transfer granting the Holder the right to purchase less than 5,000 Option Shares. Any such transfer shall be effected by executing the form of assignment at the end hereof, and (ii) surrendering this Option Agreement for cancellation to the Company; whereupon the Company shall issue, in the name or names specified by Holder a new Option Agreement or Option Agreements of like tenor and representing in the aggregate rights to purchase the same number of shares of Common Stock as are purchasable hereunder.

      9.2 Transfer of Option. The registered Holder of this Option Agreement, by its acceptance hereof, agrees that it will not sell, assign, pledge, hypothecate or otherwise transfer this Option Agreement or the Langer Options evidenced hereby except (i) pursuant to an effective registration under the Act and in compliance with applicable state securities laws or (ii) if the Company receives an opinion of counsel, reasonably satisfactory to the Company, that such registration is not required and that the sale, assignment, pledge, hypothecation or transfer is in compliance with applicable state securities laws or (iii) to family members of the Holder or trusts established for the benefit of family members of the Holder.

10. Exchange.

      This Option Agreement may be exchanged for another Option Agreement or Option Agreements entitling the Holder thereof to purchase a like aggregate number of Option Shares as the Langer Options evidenced hereby, provided the Company shall not be required to issue as a result of any request for exchange an Option Agreement granting the Holder the right to purchase less than 5,000 Option Shares. A Holder desiring to exchange this Option Agreement shall make such request in writing delivered to the Company, and shall surrender this Option Agreement therewith. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Option Agreement or Option Agreements, as the case may be, as so requested.

11. Notices.

      11.1 In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person,

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (d) then, in any case, the Company shall mail to each Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and
      (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

      11.2 In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Langer Options, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Agreement and prepare a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Langer Option and shall, upon the written request at any time of any holder of a Langer Option, furnish to such holder a like certificate setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Langer Option or any prospective purchaser of a Langer Option designated by the holder thereof.

      11.3 All notices and other communications hereunder shall be in writing and shall be deemed given when delivered in person, against written receipt therefor, or two days after being sent, by registered or certified mail, postage prepaid, return receipt requested, and, if to the Holder, at such address as is shown on the Option Register or as may otherwise may have been furnished to the Company in writing in accordance with this Section 11 by the Holder and, if to the Company, at the Company Offices or such other address as the Company shall give notice thereof to the Holder in accordance with this Section 11.

12. Definitions.

      As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

      "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

      "Disability" shall mean the termination to the principal stockholder of the Holder as a result of such principal stockholder's being unable to substantially perform his duties to the Holder for 90 consecutive days (exclusive of vacation) or for 180 days in any 360 day period due to any physical or mental illness or injury.

      "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, or (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

      "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Options at any time shall be entitled to receive, or shall have received, upon the exercise of the Options, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

      "Person" shall mean any individual, firm, corporation, partnership, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

      "Tender Offer Agreement" shall mean the Tender Offer Agreement among the Company, [the Holder], and ______, dated as of _________ ___, 2000.

13. Miscellaneous.

      13.1 Amendments. Any amendment or modification of the this Option Agreement shall require the written consent signed by the party against whom enforcement of the modification or amendment is sought.

      13.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Option Agreement.

      13.3 Entire Agreement. This Option Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Option Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

      13.4 Binding Effect. This Option Agreement shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Option Agreement or any provisions herein contained.

      13.5 Governing Law; Jurisdiction. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof or the actual domiciles of the parties. The Company and the Holder hereby agree that any action, proceeding or claim against either of them arising out of, or relating in any way to the this Option Agreement shall be brought and enforced in any of the state or federal courts located in the County of New York, State of New York and irrevocably submits to such jurisdiction.

      13.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of the this Option Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Option Agreement or the Langer Options or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of the this Option Agreement or the Langer Options. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Option Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

      13.7 Interpretation. Any word or term used in this Option Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires. The words "herein", "hereof", "hereby" or "hereto" shall refer to this Option Agreement unless otherwise expressly provided. Any reference herein to a Section shall be a reference to a Section of this Option Agreement unless the context otherwise requires.

                                            Dated: ________ ___, 2000

                                            THE LANGER BIOMECHANICS GROUP, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:  President

ATTEST:

--------------------------------
Name:
Title:  Secretary

                                 EXERCISE NOTICE

                                                     Dated:_______________, ____

TO: THE LANGER BIOMECHANICS GROUP, INC.

            The undersigned hereby irrevocably elects to exercise the Langer Options to purchase ____ shares of Common Stock, par value $______ per share ("Common Stock"), of The Langer Biomechanics Group, Inc. and hereby makes payment of $________ therefor. The undersigned hereby requests that certificates for shares issuable pursuant to this exercise be issued and delivered as follows:

                                   ----------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

             Name:       _______________________________________________________
                              Please type or print in block letters)
             Taxpayer
             Identification
             Number:     _______________________________________________________

             Address:    _______________________________________________________

                         _______________________________________________________

                         _______________________________________________________


             Signature:  _______________________________________________________
                         (Signature must conform in all respects to the name of
                           the Holder as set forth on the face of the Options.)

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, ____________________________________________________________
                            (Please type or print in block letters

hereby sells, assigns and transfers unto:

             Name:       _______________________________________________________
                              (Please type or print in block letters)
             Taxpayer
             Identification
             Number:     _______________________________________________________

             Address:    _______________________________________________________

                         _______________________________________________________

                         _______________________________________________________


the right to purchase _____ shares of common stock, par value $.02 per share, of The Langer Biomechanics Group, Inc. (the "Company") pursuant to the Option Agreement dated _________, 2000, between the undersigned and the Company and does hereby irrevocably constitute and appoint ___________________________ Attorney-in-Fact, to transfer the same on the books of the Company with full power of substitution in the premises.

             Dated: ____________________________________________________________

             Signature: ________________________________________________________
                        (Signature must conform in all respects to the name of
                          the Holder as set forth on the face of the Options.)